Contacts:
Thad Trent
EVP Finance & Administration and CFO
(408) 943-2925

Joseph L. McCarthy
Director, Corporate Communications
(408) 943-2902

For Immediate Release

Cypress Reports Second Quarter 2015 Results

SAN JOSE, Calif., July 23, 2015-Cypress Semiconductor Corp. (NASDAQ: CY) today announced its second quarter 2015 results, which included the remarks below from its president and CEO, T.J. Rodgers. Highlights for the quarter included (financial highlights are non-GAAP):

•	Revenue of $491.0 million, at the high end of guidance

•	Gross margin of 41.0%, in line with expectations

•	Earnings per share of $0.15-the highest quarterly earnings in more than two years for the combined pro forma company

•	Annualized synergies achieved ahead of schedule: $51.6 million

•	Divestiture of mobile touchscreen business for $100 million announced

•	Dividend of $36.7 million ($0.11 per share, equivalent to 3.7% annualized yield) declared and paid with favorable tax treatment

Fellow shareholders:

Our revenue and earnings for the quarter are given below, compared with those of the prior quarter and prior year*:

(In thousands, except per-share data)

	NON-GAAP **			GAAP
	Q2 2015	Q1 2015	Q2 2014	Q2 2015	Q1 2015	Q2 2014

Revenue	491,028***	$209,137	$183,601	$484,778	$209,137	$183,601
Gross margin	41.0%	-1.3%	54.0%	28.5%	-17.0%	51.9%
Pretax margin	11.4%	-42.0%	14.9%	-18.1%	-120.2%	5.2%
Net income (loss)	$52,870	$(87,906)	$26,723	$(90,051)	$(246,798)	$9,527
Diluted EPS (loss per share)	$0.15	$(0.45)	$0.16	$(0.27)	$(1.26)	$0.06
* The results for the second quarter of 2015 include Spansion operations for the full quarter, while prior periods presented do not, as the Spansion merger was completed on March 12, 2015.
** For a reconciliation of GAAP to non-GAAP results, see accompanying tables “Reconciliation of U.S. GAAP to Non-GAAP Financial Measures.”
*** Non-GAAP revenue includes $6.25 million of Samsung intellectual property licensing revenue, not included in GAAP revenue as a result of the effects of purchase accounting for the merger.

We are pleased to announce strong financial results for the second quarter of 2015, our first full quarter as a combined company. Our non-GAAP earnings per share of $0.15 represents a record relative to the last 10 quarters of the Cypress and Spansion pro forma combination. Our sales force is actively cross-selling products from our expanded product portfolio. As a result, we have begun to see an increase in new opportunities at top-tier customers, particularly in the automotive market.

We have continued to make excellent progress on integration. We have exited 19 of the 27 sites planned for closure, reduced our combined headcount by 833 people and achieved $51.6 million in annualized synergies in the second quarter-ahead of our plan to achieve $160 million in synergies.

The combined Cypress-Spansion sales force ramped up its effort to cross-sell products from Cypress’s expanded product portfolio during the second quarter, securing multiple key design wins and design opportunities at a pace that exceeded internal projections. Cross-selling is a key part of Cypress’s stated goal to take advantage of product and business synergies to grow both our top and bottom lines. The effort was augmented by training more than 600 Cypress sales personnel and distribution partners at multiple regional Sales Conferences.

As one cross-selling result, a Tier 1 auto maker selected not only the Traveo™ automotive MCU, the HyperRAM™ and HyperFlash™ memories, and an analog Power Management IC (PMIC)-former Spansion products-but also a Cypress PSoC® programmable system-on-chip, for the infotainment cluster of its next-generation models. This win is particularly noteworthy in that former Spansion products opened the door for Cypress’s longtime flagship PSoC products. This is a dynamic we expect will repeat itself as customers become more familiar with the synergies of our new product portfolio.

BUSINESS REVIEW
+ Our non-GAAP consolidated gross margin for the second quarter was 41.0%, meeting our expectations at this point in the merger. Excluding our Emerging Technologies Division (ETD), our core semiconductor gross margin was 41.6%.

+ Net inventory at the end of the second quarter was $300.9 million, down $88 million from the first quarter ($52 million excluding the impact of fair value inventory adjustment from the merger), as a result of our 2015 lean inventory initiative.

+ Cypress announced that its Board of Directors approved a quarterly cash dividend of $0.11 per share, payable to holders of record of the company’s common stock as of the close of business on June 25, 2015. This dividend was paid on July 16, 2015.

NET SALES SUMMARY
(In thousands, except percentages)
(Unaudited)

	THREE MONTHS ENDED
	June 28,	March 29,	June 29,	Sequential	Year-over-
Business Unit	2015	2015	2014	Change	Year Change
PSD[1]	$202,806	$74,812	$74,676	171%	172%
MPD[1,3]	$261,407	$108,683	$85,582	141%	205%
DCD[1]	$19,087	$18,565	$17,989	3%	6%
ETD [2]	$7,728	$7,077	$5,354	9%	44%
Total	$491,028	$209,137	$183,601	135%	167%
Geographic
China and ROW	41%	49%	62%	(16)%	(34)%
Americas	11%	19%	17%	(42)%	(35)%
Europe	14%	16%	13%	(13)%	8%
Japan	34%	16%	8%	112.5%	325%
Total	100%	100%	100%	0%	0%
Channel
Distribution	72%	74%	68%	(3)%	6%
Direct	28%	26%	32%	8%	(13%)
Total	100%	100%	100%	0%	0%

1. PSD, Programmable Systems Division; DCD, Data Communications Division; MPD, Memory Products Division.
2. ETD, Emerging Technologies Division includes businesses outside our core semiconductor businesses named in Footnote 1. ETD includes subsidiaries AgigA Tech Inc., Deca Technologies Inc., and our foundry business unit.
3. Our second quarter 2015 net sales includes $6.25 million of legacy Spansion non-GAAP licensing revenue in MPD, APAC region and direct channel.

SECOND QUARTER 2015 HIGHLIGHTS

+ Cypress began sampling the newest member of its family of power management integrated circuits (PMICs) targeting Energy Harvesting applications for the Internet of Things. The new Cypress PMICs, designed and developed by Spansion, are optimized for energy harvesting from ambient light, heat or vibrations to eliminate the need for batteries in wireless sensor nodes (WSNs) that monitor physical and environmental conditions in smart homes, buildings and factories.

+ Cypress expanded its Spansion-designed NOR HyperFlash product line with the qualification of a new 256Mb memory. The 3-V HyperFlash device is the latest addition to the industry’s first flash memory family that supports the high-bandwidth, low-pin-count HyperBus™

interface. Running at frequencies up to 166 MHz, HyperFlash products can achieve Double-Data-Rate (DDR) read bandwidths as high as 333 MBps.

+ Cypress’s Energy Harvesting PMICs and Programmable System-on-Chip Bluetooth® Low Energy (PSoC 4 BLE) products won UBM Canon’s EE Times and EDN Annual Creativity in Electronics (ACE) Awards. The ACE Awards are judged by a blue-ribbon panel of industry experts, consisting of the leading voices of academia, industry executives and content experts.

+ Cypress introduced two reference design kits (RDKs) based on its Programmable Radio-on-Chip Bluetooth Low Energy (PRoC™ BLE) solution for Bluetooth Smart applications; the kits provide feature-rich, production-ready implementations of RF remote controls with long battery life, the latest industry trend. The CY5672 RDK provides a remote control with a trackpad, motion-sensing and voice recognition, and the CY5682 RDK provides a touch mouse that works with all major operating systems.

+ Cypress and Arrow Electronics announced the winners of their joint design contest, which challenged engineers to design solutions for the IoT using Cypress’s PSoC 4 BLE, the industry’s most-integrated programmable one-chip Bluetooth Smart solution. A data collection and logging system that displays the battery usage for an electric bicycle earned the top prize.

+ Cypress is the leader in the new USB Power Delivery field with its EZ-PD™ CCG1 and EZ-PD CCG2 USB Type-C controllers, which has passed the USB Implementers’ Forum (USB-IF) certification test. The new super-slim 2.4-mm USB Type-C connector-which transmits multiple data protocols and delivers up to 100 W of power-is rapidly being adopted. For example, a USB Type-C connector is the sole data and power connector on the newest Apple® MacBook® computer.

+ Leading Japanese electronics publication Semiconductor Industry News honored the EZ-PD CCG1 and EZ-PD CCG2 USB Type-C controllers as part of the publication’s 21st annual “Semiconductor of the Year” awards. The publication’s editors chose the Cypress solutions for the “Award for Excellence” because of their high quality and ability to meet the accelerating demand of the USB Type-C market.

+ Cypress announced two complete silicon and software solutions for USB Type-C adapter dongles based on its EZ-PD CCG1 controller. The first solution enables dongle connectivity to a DisplayPort (DP) or Mini DisplayPort (mDP) receptacle, allowing emerging Type-C notebooks and monitors to work with older products. The second solution enables connectivity to HDMI/DVI/VGA receptacles and older displays. In addition, Cypress expanded its USB Type-C design support with the new CY4501 CCG1 Development Kit (DVK), which enables designers to add USB Type-C connectivity to any system.

+ Cypress introduced the industry’s only 4Mb serial Ferroelectric Random Access Memories (F-RAMs™), which are the highest-density products of their kind available. Cypress F-RAMs are ideal solutions for applications that require continuous or frequent high-speed reading and writing of data with absolute data security. The 4Mb serial F-RAM family records mission-critical data in medical, industrial and automotive applications.

+ Cypress announced availability of the industry’s highest-density synchronous SRAMs with on-chip Error-Correcting Code (ECC). On-chip ECC makes these SRAMs 1,000 times more reliable than standard SRAMs and eliminates the need for additional error-correction chips in medical and other mission-critical systems. Cypress will continue to expand the family this year with additional densities.

+ Cypress subsidiary Deca Technologies announced that it has shipped a cumulative 500 million units of wafer-level chip scale packages (WLCSP) since the subsidiary company's launch.

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•	Watch Cypress videos on our Video Library or YouTube.

ABOUT CYPRESS

Cypress (NASDAQ: CY) delivers high-performance, high-quality solutions at the heart of today’s most advanced embedded systems, from automotive, industrial and networking platforms to highly interactive consumer and mobile devices. With a broad, differentiated product portfolio that includes NOR flash memories, F-RAM™ and SRAM, Traveo™ microcontrollers, the industry’s only PSoC® programmable system-on-chip solutions, analog and PMIC Power Management ICs, CapSense® capacitive touch-sensing controllers, and Wireless BLE Bluetooth Low-Energy and USB connectivity solutions, Cypress is committed to providing its customers worldwide with consistent innovation, best-in-class support and exceptional system value. To learn more, go to www.cypress.com.

FORWARD-LOOKING STATEMENTS

Statements herein that are not historical facts and that refer to Cypress or its subsidiaries’ plans and expectations for the future are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. We may use words such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” or other wording indicating future results or expectations to identify such forward-looking statements that include, but are not limited to, statements related to the expected timing and costs related to the integration of the company with Spansion as a result of our recent merger; our ability to execute on planned synergies related to the merger with Spansion; the semiconductor market; the strength and growth of our proprietary and programmable products; our expectations regarding our revenue growth and earnings leverage;  as well as our expectations regarding the demand for our products and how our products are expected to perform. Such statements reflect our current expectations, which are based on information and data available to our management as of the date of this release. Our actual results may differ materially due to a variety of uncertainties and risk factors, including, but not limited to, the state of and future of the global economy, business conditions and growth trends in the semiconductor market, our ability to effectively integrate our company with Spansion in a timely manner, our ability to attract and retain key personnel, whether our products perform as expected, whether the demand for our proprietary and programmable products is fully realized, our ability to manage our business to have strong earnings and significant revenue growth and reduce operating expenses, our ability to effectively implement third party wafer processes, the strength or softness of the markets we serve, our ability to maintain and improve our gross margins and realize our bookings, the seasonality of the markets we serve, the financial performance of our subsidiaries and Emerging Technologies Division, and other risks described in "Risk Factors" in our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. We assume no responsibility to update any such forward-looking statements.

Cypress, the Cypress logo, Spansion, the Spansion logo, and combinations thereof, PSoC and CapSense are registered trademarks and HyperRAM, HyperFlash, HyperBus, EZ-PD, PRoC, F-RAM and Traveo are trademarks of Cypress Semiconductor Corp. All other trademarks or registered trademarks are the property of their respective owners.

CYPRESS SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 28,	December 28,
	2015	2014
ASSETS
Cash, cash equivalents and short-term investments	$133,387	$118,812
Accounts receivable, net	261,373	75,984
Inventories, net (a)	300,922	88,227
Property, plant and equipment, net	544,144	237,763
Goodwill and other intangible assets, net	2,592,976	99,615
Other assets	278,499	122,880
Total assets	$4,111,301	$743,281
LIABILITIES AND EQUITY
Accounts payable	$145,287	$42,678
Deferred margin on sales to distributors	133,654	95,187
Income tax liabilities	39,998	21,494
Other liabilities	529,179	155,057
Long-term revolving credit facility	449,000	227,000
Total liabilities	1,297,118	541,416
Total Cypress stockholders' equity	2,821,357	207,757
Noncontrolling interest	(7,174)	(5,892)
Total equity	2,814,183	201,865
Total liabilities and equity	$4,111,301	$743,281
(a) Inventories include $3.0 million and $2.0 million of capitalized inventories related to stock-based compensation expense, as of June 28, 2015 and December 28, 2014, respectively.

CYPRESS SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
ON A GAAP BASIS
(In thousands, except per-share data)
(Unaudited)

	Three Months Ended
	June 28,	March 29,	June 29,
	2015	2015	2014
Revenues	$484,778	$209,137	$183,601
Cost of revenues	346,705	244,789	88,231
Gross margin (loss)	138,073	(35,652)	95,370
Operating expenses:
Research and development	81,227	50,522	40,927
Selling, general and administrative	86,011	76,450	42,059
Acquisition costs and amortization of acquisition-related intangibles	41,758	7,397	1,800
Restructuring charges	10,039	75,715	—
Total operating expenses, net	219,035	210,084	84,786
Operating income (loss)	(80,962)	(245,736)	10,584
Interest and other income (loss), net	(6,794)	(5,708)	(1,128)
Income (loss) before income taxes	(87,756)	(251,444)	9,456
Income tax provision (benefit)	2,934	(4,003)	299
Income (loss), net of taxes	(90,690)	(247,441)	9,157
Adjust for net loss attributable to noncontrolling interest	639	643	370
Net Income (loss) attributable to Cypress	$(90,051)	$(246,798)	$9,527
Net Income (loss) per share attributable to Cypress:
Basic	$(0.27)	$(1.26)	$0.06
Diluted	$(0.27)	$(1.26)	$0.06
Cash dividend declared per share	$0.11	$0.11	$0.11
Shares used in net income (loss) per share calculation:
Basic	333,334	196,471	157,936
Diluted	333,334	196,471	164,460

CYPRESS SEMICONDUCTOR CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES(a)
(In thousands, except per-share data)
(Unaudited)

	Three Months Ended
	June 28,	% of	March 29,	% of	June 29,	% of
	2015	Revenue	2015	Revenue	2014	Revenue
GAAP Revenues	$484,778		$209,137		$183,601
Merger-related revenue from intellectual property license (b)	6,250		—		—
Non-GAAP Revenues	$491,028		$209,137		$183,601

GAAP gross margin	$138,073	28.5%	($35,652)	(17.0%)	$95,370	51.9%
Stock-based compensation expense	3,802	0.8%	4,219	2.0%	4,433	2.4%
Ramtron acquisition-related expense	—	—%	—	—%	(109)	(0.1%)
Changes in value of deferred compensation plan	46	—%	189	0.1%	248	0.1%
Impairment of assets, restructuring and other charges	325	0.1%	120	0.1%	187	0.1%
Effect of Non-GAAP revenue from intellectual property license	6,250	0.7%
Spansion merger costs and related amortization	52,800	10.9%	28,464	13.6%	(925)	(0.5%)
Non-GAAP gross margin	$201,296	41.0%	($2,660)	(1.2%)	$99,204	53.9%

GAAP research and development expenses	$81,227		$50,522		$40,927
Stock-based compensation expense	(7,007)		(5,750)		(4,362)
Changes in value of deferred compensation plan	(153)		(617)		(483)
Impairment of assets, restructuring and other charges	(96)		(62)		—
Spansion merger costs and related amortization	(827)		(130)		—
Non-GAAP research and development expenses	$73,144		$43,963		$36,082

GAAP selling, general and administrative expenses	$86,011		$76,450		$42,059
Stock-based compensation expense	(16,859)		(8,827)		(5,523)
Ramtron acquisition-related expense	—		—		(385)
Changes in value of deferred compensation plan	(276)		(1,110)		(1,097)
Impairment of assets, restructuring and other charges	(36)		—		(877)
Legal and other	—		(654)		—
Spansion merger costs and related amortization	(1,634)		(25,580)		—
Non-GAAP selling, general and administrative expenses	$67,206		$40,279		$34,177

GAAP operating income (loss)	($80,962)		($245,736)		$10,584
Stock-based compensation expense	27,667		18,797		14,318
Ramtron acquisition-related expense	1,305		1,305		2,077
Changes in value of deferred compensation plan	474		1,916		1,828
Impairment of assets, restructuring and other charges	—		182		138
Legal and other	458		654		—
Effect of Non-GAAP revenue from intellectual property license	6,250		—		—
Spansion merger costs and related amortization	105,754		135,982		—
Non-GAAP operating income (loss)	$60,946		($86,900)		$28,945

GAAP pretax profit (loss)	($87,756)	(18.1%)	($251,444)	(120.2%)	$9,456	5.2%
Stock-based compensation expense	27,667	5.7%	18,797	9.0%	14,318	7.8%
Ramtron acquisition-related expense	1,305	0.3%	1,305	0.6%	2,076	1.1%
Changes in value of deferred compensation plan	(54)	—%	1,241	0.6%	75	—%
Impairment of assets, restructuring and other charges	—	—%	455	0.2%	1,080	0.6%
Legal and other	458	0.1%	654	0.3%	—	—%

Effect of Non-GAAP revenue from intellectual property license	6,250	1.1%	—	—%	—	—%
Investment related losses (gains)	(1,670)	(0.3%)	2,728	1.3%	1,367	0.7%
Tax-related, interest income, interest expense and other expenses	2,586	0.5%	869	0.4%	(925)	(0.5%)
Losses from equity method investment	1,459	0.3%	1,559	0.7%	—	—%
Spansion merger costs and related amortization	105,754	21.8%	135,982	65.0%	—	—%
Non-GAAP pretax profit (loss)	$55,999	11.4%	($87,854)	(42.1%)	$27,447	14.9%

GAAP net income (loss) attributable to Cypress	($90,051)		($246,798)		$9,527
Stock-based compensation expense	27,667		18,797		14,318
Ramtron acquisition-related expense	1,305		1,305		2,075
Changes in value of deferred compensation plan	(53)		1,241		75
Impairment of assets, restructuring and other charges	—		455		1,080
Legal and other	458		654		—
Effect of Non-GAAP revenue from intellectual property license	6,250		—		—
Investment related losses (gains)	(1,670)		2,728		1,367
Tax-related, interest income, interest expense and other expenses	1,751		(3,829)		(1,719)
Losses from equity method investment	1,459		1,559		—
Spansion merger costs and related amortization	105,754		135,982		—
Non-GAAP net income attributable to Cypress	$52,870		($87,906)		$26,723

GAAP net income (loss) per share attributable to Cypress - diluted	($0.27)		($1.26)		$0.06
Stock-based compensation expense	0.08		0.10		0.09
Ramtron acquisition-related expense	—		0.01		0.01
Changes in value of deferred compensation plan	—		0.01		—
Impairment of assets, restructuring and other charges	—		—		0.01
Effect of Non-GAAP revenue from intellectual property license	0.02		—		—
Investment related losses (gains)	(0.01)		0.01		0.01
Tax-related, interest income, interest expense and other expenses	0.01		(0.02)		(0.01)
Losses from equity method investment	—		0.01		—
Non-GAAP share count adjustment	—		—		(0.01)
Spansion merger costs and related amortization	0.32		0.69		—
Non-GAAP net income per share attributable to Cypress - diluted	$0.15		($0.45)		$0.16
(a) Refer to the accompanying "Notes to Non-GAAP Financial Measures" for a detailed discussion of management's use of non-GAAP financial measures.
(b) Non-GAAP revenue includes $6.25 million of Samsung intellectual property licensing revenue, not included in GAAP revenue as a result of the effect of purchase accounting for the Spansion merger.

CYPRESS SEMICONDUCTOR CORPORATION
SUPPLEMENTAL FINANCIAL DATA
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 28,	March 29,	June 29,	June 28,	June 29,
	2015	2015	2014	2015	2014
Selected Cash Flow Data (Preliminary):
Net cash provided by operating activities	($65,620)	$12,292	$45,307	($53,327)	$69,500
Net cash provided by (used in) investing activities	($24,584)	($110,664)	($20,148)	($133,912)	($17,247)
Net cash provided by (used in) financing activities	$66,763	$142,217	($27,372)	$208,979	($36,828)
Other Supplemental Data (Preliminary):
Capital expenditures	$18,735	$6,496	$5,767	$25,231	$11,378
Depreciation	$36,486	$13,902	$10,133	$50,388	$19,618
Payment of dividend	$36,402	$17,931	$17,412	$54,333	$34,107
Dividend paid per share	$0.11	$0.11	$0.11	$0.22	$0.22
Dividend yield per share (a)	3.7%	3.1%	4.1%	3.7%	4.1%

(a) Dividend yield per share is calculated based on annualized dividend paid per share divided by the common stock share price at the end of the period.

CYPRESS SEMICONDUCTOR CORPORATION
CONSOLIDATED DILUTED EPS CALCULATION
(In thousands, except per-share data)
(Unaudited)

	Three Months Ended
	June 28,		March 29,		June 29,
	2015		2015		2014
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
Net income (loss) attributable to Cypress	($90,051)	$52,870	($246,798)	($87,906)	$9,527	$26,723
Weighted-average common shares outstanding (basic)	333,334	333,334	196,471	196,471	157,936	157,936
Effect of dilutive securities:
Stock options, unvested restricted stock and other	—	13,764	—	—	6,524	8,761
Impact of convertible bond	—	15,668	—	—	—	—
Weighted-average common shares outstanding for diluted computation	333,334	362,766	196,471	196,471	164,460	166,697
Net income (loss) per share attributable to Cypress - basic	($0.27)	$0.16	($1.26)	($0.45)	$0.06	$0.17
Net income (loss) per share attributable to Cypress - diluted	($0.27)	$0.15	($1.26)	($0.45)	$0.06	$0.16

	June 28,		March 29,		June 29,
	2015		2015		2014
Average stock price for the period ended	$13.14		$14.72		$10.13
Common stock outstanding at period end (in thousands)	334,088		331,015		158,299

NOTES TO NON-GAAP FINANCIAL MEASURES

To supplement its consolidated financial results presented in accordance with GAAP, Cypress uses the following non-GAAP financial measures which are adjusted from the most directly comparable GAAP financial measures:

•	Gross margin

•	Research and development expenses

•	Selling, general and administrative expenses

•	Operating income (loss)

•	Net income (loss)

•	Diluted net income (loss) per share

The non-GAAP measures set forth above exclude charges related to our merger with Spansion, stock-based compensation, and other adjustments.  Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of Cypress’s operations that, when viewed in conjunction with Cypress’s GAAP results, provide a more comprehensive understanding of the various factors and trends affecting Cypress’s business and operations.  Management uses these non-GAAP measures for strategic and business decision-making, internal budgeting, forecasting and resource allocation processes. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to Cypress’s historical operating results and comparisons to competitors’ operating results.  Pursuant to the requirements of Regulation G and to make clear to our investors the adjustments we make to GAAP measures, we have provided a reconciliation of the non-GAAP measures to the most directly comparable GAAP financial measures.